EXHIBIT 35.2
SERVICER COMPLIANCE STATEMENT
PURSUANT TO ITEM 1123 OF REGULATION AB
FIRST NATIONAL CREDIT CARD CENTER, INC.
Date: March 24, 2011
     The undersigned, a duly authorized officer of First National Bank Credit Card Center, Inc. (“FNCCC”), pursuant to Item 1123 of Regulation AB and Section 3.05(a) of the Transfer and Servicing Agreement, dated as of October 24, 2002, among First National Funding LLC, as Transferor, First National Bank of Omaha, as Servicer, and First National Master Note Trust, as Issuer, as amended (the “Transfer and Servicing Agreement”), does hereby certify that:
     1. A review of the activities of FNCCC from January 1, 2010 through December 31, 2010 (the “Reporting Period”) and of its performance under the Transfer and Servicing Agreement has been made under my supervision; and
     2. To the best of my knowledge, based on my review, FNCCC has fulfilled all of its obligations under the Transfer and Servicing Agreement in all material respects throughout the Reporting Period.

     IN WITNESS WHEREOF, I have signed this Servicer Compliance Statement the day and year first written above.

FIRST NATIONAL BANK CREDIT CARD CENTER, INC.
By	/s/ Stephen F. Eulie
Stephen F. Eulie
President

FIRST NATIONAL BANK CREDIT CARD CENTER, INC.
By	/s/ Amy Bouchard
Amy Bouchard
Senior Financial Officer